UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9711 Washingtonian Boulevard, #550

Gaithersburg, MD 20850

(Address of principal executive offices) (zip code)

(908) 758-3787

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2017, RealBiz Media Group, Inc. (the “Company”) received $130,000 from Auctus Fund, LLC (“Auctus”), a Delaware limited liability company, and issued Auctus a promissory note (the “Note”) in the same principal amount pursuant to the terms of a securities purchase agreement (the “Agreement”). The Note accrues interest at a rate of 8% per annum and matures on February 17, 2018 (the “Maturity Date”). Auctus shall have the right from any time after the issuance date of the Note until the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the Note) to convert the principal amount of the Note into shares of the Company’s common stock at a price equal to the lesser of (i) 60% multiplied by the lowest Trading Price (as defined in the Note) during the previous 25 trading day period ending on the latest complete trading day prior to the date of the Note and (ii) 60% multiplied by the Market Price (as defined in the Note); provided, however, that Auctus may not convert the Note to the extent that such conversion would result in Auctus’ beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by Auctus and its affiliates (the “Beneficial Ownership Limit”). Auctus may, on not less than 61 days’ prior notice to the Company, waive the Beneficial Ownership Limit. Pursuant to the terms of the Note, the Company may, at any time, prepay the principal amount of the Note together with interest accrued thereon.

The Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

The foregoing description of the Agreement and Note is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement and Note, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement by and between the Company and Auctus Fund, LLC

10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: June 2, 2017	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer